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                                                                    EXHIBIT 10.5


                        AMENDMENT TO EMPLOYMENT CONTRACT

Between the undersigned:

Mrs. Myriam Martin-Kail, residing at 240 chemin de la papeterie, 06620 Bar-sur-Loup, hereafter designated at the "Director", on the one hand,


and


Lionbridge Technologies (France) , with company headquarters located at 23 avenue Luis Breguet, 78142 Velizy-Villacoublay, represented by Lionbridge Technologies, Inc., duly authorized for the purposes of this document, represented by Mr. Rory J. Cowan, hereafter designated as "Lionbridge" on the other hand.

The following must be noted:

By contract (the "Contract") of undetermined duration, concluded on November 30, 1994, the Director was hired by Lionbridge (at that time called RR Donnelley Language Solutions France) beginning December 1, 1994. At present the Director carries out the duties of Director of the Localization/Communication Division.

By reason of duties recently assigned to the Director, the parties have agreed upon the conclusion of this amendment to the Contract.

The above having been noted, the following has been agreed upon:

Article 1:    DUTIES

1.1. Counting retroactively from January 1, 1997, the Director shall exercise the duties of Vice President for Europe. The place where these duties are carried out is currently in Velizy or Valbonne Sophia Antipoilis (06) for half of the time, and the remainder away from the office. The Director agrees and accepts that the carrying out of said duties implies frequent travel, especially abroad.

1.2. The duties of Vice President Europe assigned to the Director consist primarily in coordinating and directing projects, expanding the customer base, assuming the general management of European operations, in particular managing personnel, supervising financial matters and preparing budgets for France, Ireland and the Netherlands.

         In addition, the Director may be asked to exercise the duties of company representative within the subsidiaries of the group to which Lionbridge belongs. The exercise of these mandates by the Director does not entail an increase in salary.

         The Director has agreed and accepted the fact that the content of such duties may be changed considerably and that his or her place of work may change to any part of the metropolitan territory.

1.3 The Director will confine his or her professional activity to Lionbridge and will not carry out any other professional activity whatsoever, even without remuneration.


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1.4      The Director will fulfill his or her duties carefully and diligently.
         He or she will comply with the directives which may from time to time be issued by the C.E.O. of Lionbridge Technologies, Inc., or its agents.

Article 2. COLLECTIVE BARGAINING AGREEMENT -- CLASSIFICATION
The classification of Director by virtue of the National Collective Bargaining Agreement of the Offices of Technical Research, Engineering Consulting Firms, and Consulting Firms is "position 3.3, coefficient 270".

Article 3. SALARY AND PROFESSIONAL EXPENSES

3.1      The Director's salary includes the following items:

3.1.1 An annual gross salary of Fr. 650,000, payable in 12 payments at the end of each month. Ten percent of this sum (Fr. 65,000) are compensatory payments for long and frequent foreign travel.

3.1.2 A bonus to be determined, not to exceed half of the salary mentioned in paragraph 3.1.1 above, in accordance with the Incentive Bonus Plan which will be put in place;

3.1.3 A contribution to the 1996 Stock Plan of Lionbridge Technologies, Inc. this contribution will be the subject of a separate letter from Lionbridge Technologies, Inc., to the Director.

3.2. The Director will have the right to be reimbursed for professional expenses incurred in the performance of his or her duties in accordance with the rules and practices of Lionbridge and upon presentation of the corresponding documentation.

         The Director will have at his or her disposition, to be paid for by Lionbridge up to the amount of Fr 63,000 per year, a company car which he or she may use for reasonable personal use.

Article 4. TERMINATION OF THE CONTRACT

The parties agree to carry to the equivalent of twelve months of salary calculated solely on the basis of paragraph 3.1.1 above, excluding any of part of the Director's remuneration having the nature of a salary but including the indemnity for dismissal as provided for by the above mentioned Collective Bargaining Agreement, damages and interest which my be due the Director in application of the last sentence of the first paragraph of Article L. 122-14-4 of the Employment Code.

That fraction of the damages and interest agreed upon in the preceding paragraph which exceeds (a) the indemnity for dismissal provided for in the above mentioned Collective Bargaining Agreement, augmented by (b) the legal minimum of damages and interest provided for in Article L. 122-14-4 of the Employment Code, will be payable:

-- in twelve equal monthly payments, the first payment being due at the end of the month during which the employment contract expires,

-- subject to the Director's abiding by the whole of the stipulations of Articles 5 and 6 below.

Article 5: CONFIDENTIALITY -- INVENTIONS OF THE DIRECTOR

An appendix to this contract shall determine the rights and obligations of the Director in these areas.

Article 6: NON-COMPETITION


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An appendix to this contract shall determine the rights and obligations of the
Director in this area.

Article 7: APPLICATION OF THIS AMENDMENT

This Amendment and the stipulations of the Contract which are not changed by this Amendment make up the whole of the agreement between the parties regarding the employment of the Director of Lionbridge. This accord may not be changed or filled in except by signed written notice of both parties.

Issued in two originals

Lionbridge Technologies (France)

SIGNED: RORY J. COWAN                            MYRIAM MARTIN-KAIL
        --------------------------               -----------------------------

        2/24/97                                  2/24/97

Appendices:
Kail


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[Stamp: February 10, 1997]

                            NON-COMPETITION AGREEMENT

You are currently employed by Lionbridge Technologies (France) (hereafter the "Company") as Vice President. In order to make available the capital necessary for further development, the parent company of the Company issues stock in its capital for the benefit of investors (the "Investor Capital") within the framework of a Preferential Contract to Purchase Shares. The sale of this Investor Capital should be to yours as a benefit of an important employee of the Company, given that the funds gathered from such issues allow the group to strengthen and extend its operations. The commitment of investors to buy Investor Capital requires that you sign this commitment. Within the framework of your work for the Company and the purchase by such investors of this Investment Capital, you commit to the following with the Company:

1. This contract will take effect on the date of this document and will end twelve months after your duties with the Company cease.

2. During the period of this contract, you will not commit to nor will have any financial interest in, without prior written consent of the Company, neither directly nor indirectly, neither alone nor as an associate, nor as a partner, executive, administrator, employee, consultant, agent, independent entrepreneur or shareholder in any company or enterprise, in any professional activity which is directly or indirectly in competition in the United States, Belgium, Communist China, France, Ireland, Korea, Japan, the Netherlands, Taiwan or in any other geographic areas where operations are conducted or where operations are planned for any of the products or services perfected, on the market, distributed, planned, sold or furnished in any way by the Company at this time. Your ownership of no more than one percent of the shares of a company having actively traded shares on a national stock market or on the Nasdaq will not itself be considered a violation of this paragraph.

3. During the period of this contract, you will not employ, directly or indirectly, nor will you knowingly allow another company or enterprise which employs you or which you directly or indirectly control to employ any person who is employed by the Company at any time during the duration of this contract, nor shall you in any way encourage such a person to resign his job in the Company.

4. During the period of this Contract, you will not solicit nor will you do business, directly or indirectly, with a present or past client of the Company nor with any potential client of the Company with whom you have had contact, in relationship to your professional activity which would violate any other provision of this Contract.

5. You declare by this Contract that, except as you have indicated in writing to the Company, you are not party to nor bound by the terms of a contract with your previous employer or a third party which would preclude your using or revealing business secrets or confidential information or rights of intellectual property within the scope of your employment with the Company, or which would preclude your competing, directly or indirectly, with the activities of this previous employer or a third party. You declare further that your carrying out all the clauses of this Contract and as an employee of the Company does not violate nor will violate a promise to keep secret information regarding the rights of intellectual property, knowledge or items which you have received in confidence before your employment by the Company, and you will not reveal to the Company nor will you encourage the Company to use confidential information which might belong to a previous employer or to a third party.

6. You agree that your violation of this Contract would cause irreparable damage to the Company and that should such a violation occur, the Company will have, in addition to legal reparations,


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     the right to issue a formal demand for reparations in kind or any other type of reparation in order to prevent you from not carrying out your obligations according to the terms of this Contract.

7. You agree that this Contract does not create any obligation for the Company or any other person or entity to ensure the continuation of your employment.

8. Any modification of this Contract and any renunciation of any of its provision must be stated in writing. Any renunciation by the Company to claim grounds for a violation of any provision of this Contract may not be interpreted as a renunciation regarding any future violation.

9. You agree by this Contract that any clause in it shall be treated as an independent clause and the inability to carry out one of the clauses will not prevent in any way the possibility of having any other clause in the Contract being carried out. Further, if one or more of the provisions contained in this Contract may for whatever reason be considered as excessively broad as regards its scope, activity or subject, such that it cannot be legally enforced, this provision shall be interpreted by the appropriate courts by limiting or circumscribing it, so that it becomes enforceable to the extent that it is consistent with the law as it shall be then applied.

10. The term "Company" includes Lionbridge Technologies, Inc., and all its subsidiaries, subdivisions or affiliated companies. The Company shall have the right to make over this Contract to its assigns and successors, and any agreement to the terms of this Contract shall apply to the benefit of said assigns and successors.

Drawn up in Nice, 2/24/97

The Director

SIGNED MYRIAM MARTIN-KAIL
       ------------------------------



CONCUR


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                   PROMISE OF SECRECY AND REGARDING INVENTIONS


By reason and as a condition of my being hired or of the continuation of my work at Lionbridge Technoligies (France) (called the "Company"), I agree to the following regarding the Company:

1. A no time during the period of my employment contract or after the expiration of it will I reveal to any person or entity a professional secret or confidential information regarding the organization, business or finances of the Company or of a third party towards which the Company has the obligation to keep secret (including but not limited to professional secrets or confidential information regarding inventions, products, concepts, methods, know-how, techniques, systems, processes, computer programs, intellectual property, client lists, projects, plans and proposals) except that which may be required in the normal course of the carrying out of my work as employee of the Company, and I will keep secret all questions which are entrusted to me and I will not use nor try to use this information in such a way as might prejudice or be conceived as prejudicing either directly or indirectly to the Company.

Further, I promise that during the period of my employment, I will not take nor use nor allow to be used notes, memos, reports, lists, registers, drawings, sketches, specifications, computer programs, data, documentation or other materials of whatever nature regarding a subject within the framework of the business of the Company or regarding one of its operations or business other than for the benefit of the Company. I promise further that after the termination of my job, I will not use nor allow to be used said notes, memos, reports, lists, registers, drawings, sketches, specifications, computer programs, data, documentation or other materials, it being agreed that all of the above is and shall remain the exclusive property of the Company and that from the moment my jobs ceases, I shall hand over all of what is described above and any copies to the Company, at its headquarters.

2. If at any time during the course of my work, either alone or with others, I carry out, conceive, create, discover, invent or make usable any invention, modification, discovery, concept, development, improvement, process, computer program, copyright, documentation, formula, datum, technique, know-how, production secret, or intellectual property whatsoever or any rights in this (whether it may be patented or not, or whether or not a copyright, brand or other right may be applied for it) (hereafter designated as "Inventions") which
(a) is connected to the business of the Company or of one of its products or services, developed, manufactured or sold by the Company, or which may be used in this context, (b) the result of work which was entrusted to me by the Company, or (c), is a result of the use of the premises or of the assets (tangible or intangible) belonging to, rented by or under contract to the Company, these Inventions and the benefits which result from them are and become immediately the sole and exclusive property of the Company and of its assigns, as work carried out under the framework of an employment contract or other and I shall declare immediately to the Company (or to any person designated by it) each of these Inventions, and, depending on whatever may be necessary to ensure copyrights for the Company for these Inventions, I hereby transfer all right (including but not limited to copyrights and commercial brands) which I may have or acquire and the resulting benefits and or rights for the Company and its assigns without additional remuneration and I shall communicate to the Company, without charge or delay and without communicating with a third party, all information available regarding such matters (with all the necessary plans and models).


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During the period of my contract, and at any time thereafter, at the request and expense of the Company, I shall immediately sign and execute any documents, certificates or items the Company and its duly authorized agents may reasonably require:

(a) for registering, obtaining, inscribing and putting in the Company's name exclusively (unless instructed otherwise by the Company) certificates, copyrights, commercial brands and other similar protections in any country of the world, and, when they have been obtained or acquired, for their renewal or reinstatement;

(b) for defending in all judicial procedures, adverse claims or other procedures regarding registrations and all judicial procedures, adverse claims or others or requests at the expiration or such certificates, copyrights, commercial brands or other similar protection.

Should the Company not be able, after reasonable attempts, to obtain my signature on a request for a certificate, copyright or registration of a commercial brand or other documents regarding the legal protection of an Invention, either because of my physical or mental condition, or for any other reason, I hereby irrevocably appoint the Company and its directors and duly authorized agents to act as my agents, to sign and dispose of, on my behalf, such requests or other documents and do all that is authorized in order to fulfil the directives and the issuing of certificates, copyrights or commercial bands or any other legal protection with the same legal force as if I had signed them myself.

3. I agree that any violation of this Contract by me will cause irreparable damage to the Company and should such a violation occur, the Company shall have, in addition to any legal reparations, the right to issue a formal demand for reparations in kind or another type of reparation in order to prevent me from not carrying out my obligations according to the terms of this Contract.

4. I understand that this Contract does not create any obligation for the Company or any other person or entity to ensure the continuance of my employment.

5. I declare that the Inventions identified in the pages to be attached to this Contract shall constitute all the Inventions not covered by patents and all the Inventions which may be covered by a copyright but not registered that I have made, conceived of or created before my employment in the Company, which Inventions are excluded from this Contract. I understand that it is only necessary to list the title and subject of said Inventions without further details.

I declare further that my carrying out of the entirety of the terms of this Contract as an employee of the Company does not violate nor will violate any promise to keep confidential the intellectual property received by me in secret before my employment contract with the Company. I have not concluded and I promise not to conclude any contract, either written or verbal, which violates this Contract.

Any renunciation by the Company to claim grounds for a violation of any provision of this Contract may not be interpreted as a renunciation regarding any future violation of this provision or of any other provision.

7. I agree by this Contract that any clause in it shall be treated as an independent clause and the inability to carry out one of the clauses will not prevent in any way the possibility of having any other clause in the Contract being carried out. Further, if one or more of the provisions contained in this Contract may for whatever reason be considered as excessively broad as regards its scope, activity or subject, such that it cannot be legally enforced, this provision shall be interpreted by the appropriate courts by limiting or circumscribing it, so that it becomes enforceable to the extent that it is consistent with the law as it shall be then applied.


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8. My obligations in the terms of this Contract shall continue beyond the end of my employment, whatever the nature of this end, and they are incumbent on my heirs, executors, trustees and legal representatives.

9. The term "Company" includes Lionbridge Technologies, Inc., and all its subsidiaries, subdivisions or affiliated companies. The Company shall have the right to make over this Contract to its assigns and successors, and any agreement to the terms of this Contract shall apply to the benefit of said assigns and successors.

Issued in Nice, on 2/24/97

The Director

SIGNED: MYRIAM MARTIN-KAIL
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CONFIDENTIAL